EXHIBIT 8.1

March 14, 2012

Anworth Mortgage Asset Corporation

1299 Ocean Avenue

Second Floor

Santa Monica, CA 90401

Ladies and Gentlemen:

We have acted as special tax counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”). You have requested our opinion regarding certain United States federal income tax matters, as described below, pursuant to the filing of Form S-3 Registration Statement and accompanying Prospectus for the 2012 Dividend Reinvestment and Stock Purchase Plan of the Company to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about March 14, 2012 (the “Registration Statement”).

The opinions set forth in this letter are based, in part, on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations thereunder (including proposed and temporary treasury regulations) and interpretations of the foregoing as expressed in court decisions, applicable legislative history and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and that might result in material modifications of our opinions expressed in this letter. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position that may be taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the following opinions, we have examined and relied upon such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for the opinions, including, but not limited to: (i) the draft Registration Statement; (ii) the Company’s Annual Report on Form 10-K for the period ended December 31, 2011, and all other documents incorporated by reference therein (the “10-K”),

(iii) the Company’s Amended Articles of Incorporation filed on October 20, 1997 with the Department of Assessments and Taxation of the State of Maryland (the “Charter”), together with amendments thereto filed on August 5, 2003 and May 27, 2008; (iv) the Company’s Bylaws dated October 20, 1997 and March 13, 2009; (v) Articles Supplementary filed November 3, 2004, January 20, 2005, January 26, 2007 and May 18, 2007; and (vi) such other documents as we have deemed necessary or appropriate for purposes of rendering these opinions. The opinions set forth in this letter are also premised on certain written representations of the Company contained in a letter to us dated as of the date hereof (the “Officers Certificate”) and upon the accuracy of the Legal Opinions, as defined below.

For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in such documents, including the Officers Certificate, or of the conclusions stated in the Legal Opinions. We consequently have relied upon the representations as to factual matters in the Officers Certificate and upon the opinions in the Legal Opinions, and we have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.

In this regard, we have assumed the accuracy of, and with your consent are relying upon, the following: that (A) all of the representations, statements and opinions set forth in the documents that we reviewed, including, without limitation, the Officers Certificate and the Legal Opinions, as defined below, (collectively, the “Reviewed Documents”), are true, correct and complete, (B) certain legal opinions dated March 15, 2005, April 11, 2008 and December 28, 2009, in each case issued by a national law firm (the “Legal Opinions”), to the effect that the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code for the Company’s taxable years ended December 31, 1998 through and including its taxable year ended December 31, 2008 (which we assume are accurate and upon which we are relying), (C) all of the Reviewed Documents are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (D) the signatures of each original are genuine and each party who executed the document had proper authority and capacity, (E) any representation or statement made as a belief or made “to the knowledge of” or similarly qualified is correct and accurate, and that such representation or statement will continue to be correct and accurate, without such qualification, (F) each of the Reviewed Documents that constitutes an agreement is valid and binding in accordance with its terms, (G) all of the obligations imposed by or described in the Reviewed Documents, including, without limitation, the obligations imposed under the Charter, have been and will continue to be performed or satisfied in accordance with their terms, (H) the Company has at all times has operated and will at all times continue to operate in a manner that will make the representations and opinions contained in the Reviewed Documents true, (I) no action will be taken by the Company after the date hereof that would have the effect of altering the facts upon which our opinions set forth below are based, and (J) that the Company has at all times qualified as a REIT beginning with its taxable year ended December 31, 1998 through and including its taxable year ended December 31, 2005.

Based upon, subject to and limited by the assumptions and qualifications set forth herein, including those set forth below, we are of the opinion that (i) the Company has been incorporated and operated in conformity with the requirements for qualification as a REIT for its taxable years ended December 31, 1998 through December 31, 2011; (ii) the Company’s proposed method of operation (as represented in the Registration Statement and the Officers Certificate) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2012 and each taxable year thereafter and (iii) the discussion under the caption “Certain Federal Income Tax Considerations” in the Registration Statement, to the extent it constitutes descriptions of legal matters or legal conclusions, is accurate in all material respects.

The Company’s qualification and taxation as a REIT depend upon the Company’s meeting on an ongoing basis (through actual operating results, distribution levels, diversity of share ownership and otherwise) the various qualification tests imposed under the Code. We have relied upon representations of the Company with respect to these matters (including those set forth in the Officers Certificate) and will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

The foregoing opinions are limited to the federal income tax matters addressed herein and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. In the event any of the statements, representations, Legal Opinions, warranties or assumptions upon which we have relied to issue our opinions is incorrect, our opinions might be adversely affected and may not be relied upon. This opinion letter speaks only as of the date hereof. We undertake no obligation to update the opinions expressed herein after the date of this letter.

This opinion letter is furnished to you for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the references to our name in connection with the material discussed therein under the captions “Certain Federal Income Tax Considerations” and “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

Greenberg Traurig, LLP

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